Exhibit 10.2

CROWDSTRIKE HOLDINGS, INC.

2019 EQUITY INCENTIVE PLAN

1.                                      Purposes of the Plan.  The purposes of this Plan are:

•                                          to attract and retain the best available personnel for positions of substantial responsibility;

•                                          to provide additional incentive to Employees, Directors and Consultants; and

•                                          to promote the success of the Company’s business.

2.                                      Definitions.  As used herein, the following definitions will apply:

(a)                                 “Administrator” means the Committee.

(b)                                 “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards and the related issuance of Shares thereunder, including but not limited to U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)                                  “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or Other Share-Based Awards.

(d)                                 “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan.  The Award Agreement is subject to the terms and conditions of the Plan.

(e)                                  “Board” means the Board of Directors of the Company.

(f)                                   “Cause” means, in the absence of an Award Agreement or employment or service agreement with the Participant otherwise defining Cause, (i) a Participant’s conviction of or indictment for any crime (whether or not involving the Company or any Parent or Subsidiary of the Company) (A) constituting a felony or (B) that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant’s duties to the Company or any Parent or Subsidiary of the Company, or otherwise has, or could reasonably be expected to result in, an adverse impact on the business or reputation of the Company or any Parent or Subsidiary of the Company; (ii) conduct of a Participant, in connection with his employment or service, that has, or could reasonably be expected to result in, material injury to the business or reputation of the Company or any Parent or Subsidiary of the Company; (iii) any material violation of the policies of the Company or any Parent or Subsidiary of the Company including, but not limited to, those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Company or any Parent or Subsidiary of the Company; (iv) willful neglect in the performance of a Participant’s duties for the Company or any Parent or Subsidiary of the Company or willful or repeated failure or refusal to perform such duties; (v) acts of willful misconduct on the part of a Participant in the course of his employment or service that has, or could be reasonably expected to result in, material injury to the reputation or business of the Company or any Parent or Subsidiary of the Company; (vi) embezzlement, misappropriation or fraud committed by a Participant or at his direction, or with his personal knowledge, in the course of his employment or service, that has, or could be reasonably expected to result in, material injury to the reputation or business of the Company or any Parent or Subsidiary of the Company; or (vii) a Participant’s breach of any material provision of any employment or service agreement that has, or could be reasonably expected to result in, material injury to the reputation or business of the Company or any Parent or Subsidiary of the Company, which breach is not susceptible to cure, or that is not cured within thirty (30) days after the Participant is given written notice of such breach by the Company; provided, however, that if, subsequent to a Participant’s voluntary termination for any reason or involuntary termination by the Company or any Parent or Subsidiary of the Company without Cause, it is discovered that the Participant’s employment or service could have been terminated for Cause, upon determination by the Administrator, such Participant’s employment or service shall be deemed to have been terminated for Cause for all purposes under this Plan. In the event there is an Award Agreement or an employment or service agreement with the Participant defining Cause, “Cause” shall have the meaning provided in such agreement, and a termination by the Company or any Parent or Subsidiary of the Company for Cause hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such Award Agreement or employment or service agreement are complied with.

(g)                                  “Change in Control” means the occurrence of any of the following events:

(i)                                    A change in the ownership of the Company which occurs on the date that any one person (within the meaning of Section 13(d) of the Exchange Act), or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, (A) the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control, (B) if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, the direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (i) and (C) the acquisition or accumulation of voting power of the Company by a Person due to or in connection with the conversion of shares of Class B common stock into Shares or the sale or cancellation of Class B common stock such that such Person holds more than 50% of the total voting power of the Company shall not constitute a Change in Control, unless such Person subsequently acquires ownership of additional stock of the Company that constitutes more than 2% of the total fair market value or total voting power of the stock of the Company in a single transaction or series of related transactions (excluding any acquisition of Shares or shares of Class B common stock in connection with the exercise or settlement of an Award or an award issued under the Existing Plan (as defined below) or pursuant to a dividend reinvestment plan or employee stock purchase plan established by the Company or a Parent or Subsidiary thereof).  For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities;

(ii)                                The consummation of a merger or consolidation of the Company with any other corporation or other entity, or the issuance of voting securities in connection with a merger or consolidation of the Company pursuant to applicable stock exchange requirements; provided that immediately following such merger or consolidation the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of such merger or consolidation or parent entity thereof) fifty percent (50%) or more of the total voting power of the Company’s stock (or, if the Company is not the surviving entity of such merger or consolidation, fifty percent (50%) or more of the total voting power of the stock of such surviving entity or parent entity thereof); and provided, further, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing fifty percent (50%) or more of either the then-outstanding Shares or the combined voting power of the Company’s then-outstanding voting securities shall not be considered a Change in Control;

(iii)                            A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12)-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.  For purposes of this subsection (iii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iv)                             A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iv), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iv)(B)(3).  For purposes of this subsection (iv), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation; or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(h)                                 “Code” means the Internal Revenue Code of 1986, as amended.  Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(i)                                     “Committee” means the compensation committee of the Board, unless another duly authorized committee is designated by the Board, in accordance with Section 4 hereof. If there is no compensation committee of the Board and the Board does not designate another committee, references herein to the “Committee” shall refer to the Board.

(j)                                    “Common Stock” means the Class A common stock of the Company.

(k)                                 “Company” means CrowdStrike Holdings, Inc., a Delaware corporation, or any successor thereto.

(l)                                     “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act. For the avoidance of doubt, a Consultant will include advisory members of the Board.

(m)                             “Data” means certain personal information about a Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company and details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor.

(n)                                 “Director” means a member of the Board.

(o)                                 “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(p)                                 “Employee” means any person, including Officers and Inside Directors, employed by the Company or any Parent or Subsidiary of the Company.  Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(q)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)                                    “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced.  The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(s)                                   “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)                                    For purposes of any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement in Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company’s Common Stock.

(ii)                                For purposes of any Awards granted on any other date, the Fair Market Value will be the closing sales price for Common Stock as quoted on any established stock exchange or national market system (including without limitation the New York Stock Exchange, NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of the NASDAQ Stock Market) on which the Common Stock is listed on the date of determination (or the closing bid, if no sales were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable.  If the determination date for the Fair Market Value occurs on a non-trading day (i.e., a weekend or holiday), the Fair Market Value will be such price on the immediately preceding trading day, unless otherwise determined by the Administrator.  In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.

The determination of fair market value for purposes of tax withholding may be made in the Administrator’s discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.

(t)                                    “Fiscal Year” means the fiscal year of the Company.

(u)                                 “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(v)                                 “Inside Director” means a Director who is an Employee.

(w)                               “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(x)                                 “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y)                                 “Option” means a stock option granted pursuant to the Plan.

(z)                                  “Other Share-Based Award” means an Award granted pursuant to Section 11 that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, dividend rights or dividend equivalent rights or Awards with value and payment contingent upon service with performance of the Company, its Subsidiaries or business units thereof or any other factors designated by the Committee.

(aa)                          “Outside Director” means a Director who is not an Employee.

(bb)                          “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(cc)                            “Participant” means the holder of an outstanding Award.

(dd)                          “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(ee)                            “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing  pursuant to Section 10.

(ff)                              “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture.  Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(gg)                            “Plan” means this 2019 Equity Incentive Plan.

(hh)                          “Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(b) of the Exchange Act, with respect to any class of the Company’s securities.

(ii)                                  “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(jj)                                “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8.  Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(kk)                          “Section 409A” means Section 409A of the Code, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

(ll)                                  “Securities Act” means the Securities Act of 1933, as amended.

(mm)                  “Service Provider” means an Employee, Director or Consultant.

(nn)                          “Share” means a share of the Company’s Class A Common Stock, $0.0005 par value, as adjusted in accordance with Section 15 of the Plan.

(oo)                          “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(pp)                          “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.                                      Stock Subject to the Plan.

(a)                                 Stock Subject to the Plan.  Subject to the provisions of Section 15 of the Plan and the automatic increase set forth in Section 3(b) of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is (i) 8,750,000 Shares, plus (ii) a number of Shares equal to the number of shares of Class B common stock that are subject to stock options, restricted stock units, or similar awards granted under the Company’s Amended and Restated 2011 Stock Incentive Plan (the “Existing Plan”) that, on or after the Registration Date, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Company for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Company due to failure to vest (provided that, for the avoidance of doubt, any such shares from the Existing Plan shall be issuable hereunder as shares of Class A Common Stock), with the maximum number of Shares to be added to the Plan pursuant to clause (ii) equal to 32,134,965 Shares.  The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)                                 Automatic Share Reserve Increase.  Subject to the provisions of Section 15 of the Plan, the number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2020 Fiscal Year, in an amount equal to the least of (i) two percent (2%) of the outstanding shares of Class A Common Stock and Class B common stock on the last day of the immediately preceding Fiscal Year or (ii) such number of Shares determined by the Board.

(c)                                  Lapsed Awards.  For purposes of determining the number of Shares available for issuance under the Plan:

(i)                                    If any Award (A) expires or is terminated, surrendered or cancelled or otherwise becomes unexercisable without having been exercised in full, is forfeited in whole or in part (including as the result of Shares subject to such Award being repurchased by the Company at or below the original issuance price pursuant to a contractual repurchase right) or is surrendered pursuant to an Exchange Program or (B) with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, then the unpurchased Shares (or, for Awards other than Options or Stock Appreciation Rights, the forfeited, unused or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that in the case of the exercise of a Stock Appreciation Right, the number of Shares counted against the Shares available for issuance under the Plan shall be the full number of Shares subject to the Stock Appreciation Right multiplied by the percentage of the Stock Appreciation Right actually exercised, regardless of the number of Shares actually used to settle such Stock Appreciation Right upon exercise.

(ii)                                Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan.

(iii)                            Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations (including, without limitation, by actual delivery, attestation or net settlement) by a Participant related to an Award will become available for future grant or sale under the Plan.

(iv)                             To the extent an Award under the Plan is settled or paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

(v)                                 Shares repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of Shares available for issuance under the Plan.

(vi)                             Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Sections  3(b) and  3(c).

(d)                                 Share Reserve.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.                                      Administration of the Plan.

(a)                                 Administration; Delegation.  The Plan shall be administered by the Committee. To the extent permitted by Applicable Law, the Committee may delegate to one or more officers of the Company some or all of its authority under the Plan, including the authority to grant Awards (except that such delegation shall not be applicable to any Award for a Person then covered by Section 16 of the Exchange Act), and the Committee may delegate to one or more committees of the Board (which may consist of one or more Directors) some or all of its authority under the Plan, including the authority to grant all types of Awards, in accordance with Applicable Law.

(b)                                 Powers of the Administrator.  Subject to the provisions of the Plan and Applicable Law, the Administrator (or its delegate) will have the authority, in its discretion:

(i)                                                       to determine the Fair Market Value;

(ii)                                                   to select the Service Providers to whom Awards may be granted hereunder;

(iii)                                               to determine the number of Shares to be covered by each Award granted hereunder;

(iv)                                                to approve forms of Award Agreements for use under the Plan;

(v)                                                    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder.  Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)                                                to institute and determine the terms and conditions of an Exchange Program;

(vii)                                            to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii)                     to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable non-U.S. laws or for qualifying for favorable tax treatment under applicable non-U.S. laws;

(ix)                             to modify or amend each Award (subject to Section 21 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);

(x)                                 to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 16 of the Plan;

(xi)                             to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii)                         to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award;

(xiii)                     to determine the timing and characterization or reason for a Participant’s termination of employment or service with the Company; and

(xiv)                      to make all other determinations deemed necessary or advisable for administering the Plan.

(c)                                  Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5.                                      Eligibility.  Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Share-Based Awards may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees.

6.                                      Stock Options.

(a)                                 Limitations.  Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designation, to the extent that the aggregate fair market value of the shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such options will be treated as Nonstatutory Stock Options.  For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted.  The fair market value of the shares will be determined as of the time the option with respect to such shares is granted.

(b)                                 Term of Option.  The term of each Option will be stated in the Award Agreement.  In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement.  Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)                                  Option Exercise Price and Consideration.

(i)                                    Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1)                                 In the case of an Incentive Stock Option

(A)                               granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant;

(B)                               granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2)                                 In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3)                                 Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)                                Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)                            Form of Consideration.  The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment.  In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant.  Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws; (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

(d)                                 Exercise of Option.

(i)                                    Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.

An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes).  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan.  Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.  The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

(ii)                                Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will be forfeited and cancelled.  If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate.

(iii)                            Disability of Participant.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will be forfeited and cancelled.  If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate.

(iv)                             Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator.  If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death.  Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will be forfeited and cancelled.  If the Option is not so exercised within the time specified herein, the Option will terminate.

7.                                      Restricted Stock.

(a)                                 Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)                                 Restricted Stock Agreement.  Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.  Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c)                                  Transferability.  Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)                                 Other Restrictions.  The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)                                  Removal of Restrictions.  Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine.  The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)                                   Voting Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)                                  Dividends and Other Distributions.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise.  If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)                                 Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

8.                                      Restricted Stock Units.

(a)                                 Grant.  Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator.  After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b)                                 Vesting Criteria and Other Terms.  The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant.  The Administrator may set vesting criteria based upon continued employment or service and/or the achievement of Company-wide, divisional, business unit, or individual goals or any other basis determined by the Administrator in its discretion.

(c)                                  Earning Restricted Stock Units.  Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payment in respect of the underlying Shares as determined by the Administrator.  Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)                                 Form and Timing of Payment.  Payment of earned Restricted Stock Units will be made at such times as determined by the Administrator and set forth in the Award Agreement.  The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e)                                  Cancellation.  On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited and cancelled.

9.                                      Stock Appreciation Rights.

(a)                                 Grant of Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)                                 Number of Shares.  The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

(c)                                  Exercise Price and Other Terms.  The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.  Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d)                                 Stock Appreciation Right Agreement.  Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)                                  Expiration of Stock Appreciation Rights.  A Stock Appreciation Right granted under the Plan will expire ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement, as determined by the Administrator, in its sole discretion.  Notwithstanding the foregoing, the rules of Section 6(d) relating to exercise also will apply to Stock Appreciation Rights.

(f)                                   Payment of Stock Appreciation Right Amount.  Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)                                    The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)                                The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10.                               Performance Units and Performance Shares.

(a)                                 Grant of Performance Units/Shares.  Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion.  The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b)                                 Value of Performance Units/Shares.  Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant.  Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)                                  Performance Objectives and Other Terms.  The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued employment or service as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers.  The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.”  Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.  The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals or any other basis determined by the Administrator in its discretion, including, but not limited to the following: (i) attainment of research and development milestones; (ii) bookings; (iii) business divestitures and acquisitions; (iv) cash flow; (v) cash position; (vi) contract awards or backlog; (vii) customer renewals; (viii) customer retention rates from an acquired company, subsidiary, business unit or division; (ix) earnings (which may include earnings before interest and taxes, earnings before taxes, and net taxes); (x) earnings per share; (xi) expenses; (xii) gross margin; (xiii) growth in stockholder value relative to the moving average of the S&P 500 Index or another index; (xiv) internal rate of return; (xv) market share; (xvi) net income; (xvii) net profit; (xviii) net sales; (xix) new product development; (xx) new product invention or innovation; (xxi) number of customers; (xxii) operating cash flow; (xxiii) operating expenses; (xxiv) operating income; (xxv) operating margin; (xxvi) overhead or other expense reduction or efficiency measures; (xxvii) product defect measures; (xxviii) product release timelines; (xxix) productivity; (xxx) profit; (xxxi) retained earnings; (xxxii) return on assets; (xxxiii) return on capital; (xxxiv) return on equity; (xxxv) return on investment; (xxxvi) return on sales; (xxxvii) revenue; (xxxviii) revenue growth; (xxxix) sales results; (xxxx) sales growth; (xxxxi) stock price; (xxxxii) time to market; (xxxxiii) total stockholder return; (xxxxiv) working capital; (xxxxv) individual objectives such as peer reviews or other subjective or objective criteria; (xxxxvi) balance sheet/risk management measures (which may include year-end cash, satisfactory internal or external audits, financial ratings, shareholders’ equity, assets, tangible equity, charge-offs, non-performing assets and liquidity); (xxxxvii) strategic measures; and (xxxxviii) other measures. Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, may be based on a ratio or separate calculation of any performance criteria and may be made relative to an index, one or more of the performance goals themselves, a previous period’s results or to a designated comparison group.  Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices.  If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Administrator may modify the performance objectives or the related level of achievement, in whole or in part, as the Administrator deems appropriate and equitable.

(d)                                 Earning of Performance Units/Shares.  After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payment in respect of units/Shares underlying the Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved.  After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e)                                  Form and Timing of Payment of Performance Units/Shares.  Payment of earned Performance Units/Shares will be made at such times as determined by the Administrator and set forth in the Award Agreement.  The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)                                   Cancellation of Performance Units/Shares.  On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited and cancelled.

11.                               Other Share-Based Awards. The Administrator is authorized, subject to limitations under Applicable Law, to grant Other Share-Based Awards. The Administrator shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, and paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, as the Administrator shall determine; provided that the purchase price therefor shall not be less than the Fair Market Value of such Shares on the date of grant of such right.

12.                               Outside Director Limitations. No Outside Director may be paid, issued or granted, in any Fiscal Year, cash compensation and equity awards (including any Awards issued under this Plan) with an aggregate value greater than $700,000 (with the value of each equity award based on its grant date fair value (determined in accordance with U.S. generally accepted accounting principles)); provided, however, that for a new Outside Director, such aggregate value may exceed $700,000 but shall be no greater than $1,400,000 in the first Fiscal Year that such Outside Director joins the Board.  Any cash compensation paid or Awards granted to an individual for his or her services as an Employee, or for his or her services as a Consultant (other than as an Outside Director), will not count for purposes of the limitation under this Section 12.

13.                               Leaves of Absence/Transfer Between Locations.  Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence.  A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.  For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14.                               Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will, by the laws of descent or distribution or to a trust or estate planning vehicle (provided that such trust or estate planning vehicle is approved by the Administrator), and may be exercised, during the lifetime of the Participant, only by the Participant.  If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15.                               Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)                                 Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, separation, rights offering, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, or in the event that there are changes in Applicable Laws, regulations or accounting principles, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, subject to compliance with Section 409A of the Code and other Applicable Law, adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, the terms and conditions of any outstanding Award and the numerical Share limits in Section 3 of the Plan.

(b)                                 Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)                                  Change in Control.  In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines subject to the restriction in the following paragraph, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.  The Administrator will not be required to treat all Awards or Participants similarly in the transaction.

In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, unless specifically provided otherwise under the applicable Award Agreement, a Company policy applicable to the Participant, or other written agreement between the Participant and the Company, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.  In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(d)                                 Outside Director Awards.  With respect to Awards granted to an Outside Director, in the event of a Change in Control, then the Outside Director will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, unless specifically provided otherwise under the applicable Award Agreement, a Company policy applicable to the Outside Director, or other written agreement between the Outside Director and the Company, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

16.                               Tax.

(a)                                 Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to the Participant, or require a Participant to remit to the Company, an amount sufficient to satisfy U.S. federal, state, or local taxes, non-U.S. taxes, or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)                                 Withholding Arrangements.  The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value not in excess of the maximum statutory amount required to be withheld (i.e., net settlement), or (iii) delivering to the Company already-owned Shares having a fair market value not in excess of the maximum statutory amount required to be withheld or (iv) any combination thereof.  The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

(c)                                  Compliance With Section 409A.  Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator.  The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator.  If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. Notwithstanding anything in the Plan to the contrary, if the Board considers a Participant to be a “specified employee” under Section 409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and any amount hereunder is “deferred compensation” subject to Section 409A of the Code, any distribution of such amount that otherwise would be made to such Participant with respect to an Award as a result of such “separation from service” shall not be made until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code.  If an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award.  Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company (or any Parent or Subsidiary of the Company, as applicable) be liable for or reimburse a Participant for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by any Participant on account of non-compliance with Section 409A of the Code.

17.                               No Effect on Employment or Service.  Neither the Plan nor any Award (nor any vesting schedule contained therein) will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider, nor will they interfere in any way with the Participant’s right or the right of the Company (or any Parent or Subsidiary of the Company) to terminate such relationship at any time, with or without Cause, to the extent permitted by Applicable Laws.

18.                               No Uniformity of Treatment. No Service Provider, Participant, or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Service Providers, Participants, holders or beneficiaries of Awards under the Plan.  The terms and conditions of Awards need not be the same with respect to each recipient.  Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of or any contractual right to receive future grants, or benefits in lieu of grants, even if Awards have been granted in the past.  The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

19.                               Date of Grant.  The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator.  Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

20.                               Term of Plan.  Subject to Section 25 of the Plan, the Plan will become effective upon the later to occur of (i) its adoption by the Board or (ii) the business day immediately prior to the Registration Date.  It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 21 of the Plan.

21.                               Amendment and Termination of the Plan.

(a)                                 Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan and the Administrator may at any time waive any conditions or rights under, amend any terms of, or amend, alter, suspend or terminate any Award granted thereunder, prospectively or retroactively, without the consent of any relevant Participant or beneficiary of an Award, subject to Section 21(c).

(b)                                 Stockholder Approval.  The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)                                  Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan or any Award will materially adversely impair the rights of any Participant or beneficiary under any Award theretofore granted under the Plan, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company except (x) to the extent any such action is made to cause the Plan to comply with Applicable Law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 24.  The Administrator shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 15) affecting the Company, or the financial statements of the Company, or of changes in Applicable Laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.  Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

22.                               Conditions Upon Issuance of Shares.

(a)                                 Legal Compliance.  Shares will not be issued pursuant to an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)                                 Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

23.                               Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. federal or state law, any non-U.S. law, or the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

24.                               Forfeiture Events.

(a)                                 All Awards granted under the Plan will be subject to recoupment under any clawback policy that the Company has in place from time to time, including any policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws. The Administrator may, to the extent permitted by Applicable Laws and stock exchange rules or by any applicable policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to a Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate, including but not limited to a reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 24 is specifically mentioned and waived in an Award Agreement or other document, no recovery of compensation under a clawback policy or otherwise will be an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Subsidiary.

(b)                                 The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but will not be limited to, termination of such Participant’s status as a Service Provider for cause or any specified action or inaction by a Participant, whether before or after the date Participant is no longer a Service Provider, that would constitute cause for termination of such Participant’s status as a Service Provider.

(c)                                  If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under securities laws, any Participant who (1) knowingly or through gross negligence engaged in the misconduct or who knowingly or through gross negligence failed to prevent the misconduct or (2) is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, must reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.

25.                               Stockholder Approval.  The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board.  Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

26.                               Miscellaneous.

(a)                                 Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(b)                                 If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to Applicable Laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction,

Person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.

(c)                                  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person.  To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(d)                                 No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Administrator shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(e)                                  Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Administrator, be necessary or desirable to recognize differences in local law, tax policy or custom.  The Administrator also may impose conditions on the exercise or vesting of Awards in order to minimize the Administrator’s obligation with respect to tax equalization for Participants on assignments outside their home country.

(f)                                   Language.  If the Participant receives an Award Agreement or any other document related to the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version of such Award Agreement or such other document will control.

27.                               Successors and Assigns.  The terms of the Plan shall be binding upon and inure to the benefit of the Company and any assignee or successor entity, including any successor entity contemplated by Section 15(c).

28.                               Data Protection.

(a)                                 Personal Data Processing. By participating in the Plan, the Participant understands and acknowledges that it is necessary for the Company, Parent and any of its Subsidiaries and affiliates to collect, use, disclose, hold, transfer and otherwise process certain personal information about the Participant, including, but not limited to, the Participant’s Data, or other personal information as described in an Award Agreement or any other grant materials or as otherwise provided to the Company or any Parent, Subsidiary or affiliate for the purpose of implementing, administering and managing the Plan.  Any such processing will be carried out in accordance with the Company’s legitimate interest in administering the Plan and only to the extent permitted by and in full compliance with any applicable data protection laws and regulations. A Participant’s failure or refusal to provide or update such Participant’s Data (or to agree to the terms and conditions of the Plan) may result in the Company being unable to administer the Plan in respect of such Participant. A Participant’s Data will be retained by the Company for as long as such Participant holds Awards and/or Shares in the Company, and thereafter, to the extent necessary to fulfill lawful purposes or as long as required by applicable law, which is generally seven (7) years. These purposes include:

(i)                                    administering and maintaining Participant records;

(ii)                                providing information to the Company or any Parent, Subsidiary or affiliate, trustees of any employee benefit trust, registrars, brokers or third-party administrators of the Plan;

(iii)                            providing information to future purchasers or merger partners of the Company or any affiliate, or the business in which the Participant works; and

(iv)                              transferring information about the Participant to any country or territory that may not provide the same protection for the information as the Participant’s home country.

(b)                                 Disclosure. The Company may transfer a Participant’s Data amongst its Parent, Subsidiaries or affiliates and service providers, acting as processors or joint data controllers, including any stock plan administrator (the “Stock Plan Administrator”) that is an independent service provider based in the United States assisting the Company with the implementation, administration and management of the Plan.  The Stock Plan Administrator may open an account for a Participant to receive and trade Shares.  A Participant may be asked to acknowledge, or agree to, separate terms and data processing practices with the Stock Plan Administrator. In the future, the Company may select a different service provider or additional service providers and share Data with such other provider(s) serving the Company in a similar manner.

(c)                                  International Transfer. A Participant’s Data may be transferred from such Participant’s country to other jurisdictions, including the United States. The Participant understands and acknowledges that such jurisdictions might have enacted data privacy laws that are less protective or otherwise different from those applicable in the Participant’s country of residence. The Company shall take reasonable steps to ensure that the Participant’s Data is legally transferred and continues to be adequately protected and securely held. If the Participant’s Data is subject to the data protection laws of the European Economic Area, including the United Kingdom (the “EEA”), the Company shall rely upon an adequate mechanism for the international transfer and subsequent onward transfers of personal data. The Company is certified to the EU-U.S. Privacy Shield Program.

(d)                                 Data Subject Rights.  Subject to the nature of the data, the purpose and nature of the processing, and any lawful bases of the Company, the Participant understands that he or she may have a number of rights under data privacy laws in the Participant’s jurisdiction.  Subject to the conditions set out in the applicable law and depending on where the Participant is based, such rights may include the right to (i) request access to or copies of Data processed by the Company, (ii) rectification of incorrect Data, (iii) deletion of Data, (iv) restrictions on the processing of Data, (v)

object to the processing of Data for legitimate interests, (vi) portability of Data, (vii) lodge complaints with competent authorities in the Participant’s jurisdiction, and/or (viii) receive a list with the names and addresses of any potential recipients of the Participant’s Data. To receive clarification regarding these rights or to exercise these rights, the Participant may contact the Company.

(e)                                  Data Controller and Data Protection Officer. The data controller is CrowdStrike Holdings, Inc., located 150 Mathilda Place, Suite 300, Sunnyvale, California 94086, United States of America, and the data privacy officer can be contacted at Vice President, Privacy, 150 Mathilda Place, Suite 300, Sunnyvale, California 94086, or at privacy@crowdstrike.com.

29.                               Electronic Delivery and Acceptance.  The Company may, in its sole discretion, decide to deliver any documents related to the Awards granted under the Plan or future Awards that may be granted under the Plan by electronic means or request the Participant’s consent to participate in the Plan by electronic means.  By participating in the Plan, the Participant consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

30.                               Governing Law.  The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

CROWDSTRIKE HOLDINGS, INC.

2019 EQUITY INCENTIVE PLAN

GLOBAL RESTRICTED STOCK UNIT AGREEMENT

Unless otherwise defined herein, the terms defined in the CrowdStrike Holdings, Inc. 2019 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Global Restricted Stock Unit Agreement, which includes the Notice of Restricted Stock Unit Grant (the “Notice of Grant”), the Terms and Conditions of Restricted Stock Unit Grant, including the Country Addendum, attached hereto as Exhibit A and all other exhibits and appendices (all together, the “Award Agreement”).

NOTICE OF RESTRICTED STOCK UNIT GRANT

Participant:

Address:

CrowdStrike Holdings, Inc. (the “Company”) has granted Participant the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number:

Date of Grant:

Vesting Commencement Date:

Number of Restricted Stock Units:

Vesting Schedule:

Subject to any acceleration provisions contained in the Plan or set forth below, the Restricted Stock Units will vest in accordance with the following schedule:

[Twenty-five percent (25%) of the Restricted Stock Units will vest on the one (1) year anniversary of the Vesting Commencement Date, and one sixteenth (1/16th) of the Restricted Stock Units will vest quarterly thereafter on the same day of the month as the Vesting Commencement Date (and if there is no corresponding day, on the last day of the month), subject to Participant continuing to be a Service Provider through each such date.]

In the event Participant ceases to be a Service Provider for any or no reason before Participant vests in the Restricted Stock Units (or a portion thereof), the unvested Restricted Stock Units (or the unvested portion thereof) and Participant’s right to acquire any Shares hereunder will immediately terminate.

If Participant does not wish to accept this Award Agreement and the Restricted Stock Units granted hereunder, Participant must inform the Company in writing (by writing to [•])

within thirty (30) days after the Date of Grant, in which case the Company will cancel this Award and the Restricted Stock Units granted hereunder will be immediately forfeited and canceled in their entirety without any payment or consideration being due from the Company. If, during such period, Participant does not inform the Company in writing of his or her refusal to accept this Award of Restricted Stock Units, then Participant will be deemed to have accepted this Award of Restricted Stock Units and, by accepting, to:

•                  agree that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Restricted Stock Unit Grant, attached hereto as Exhibit A, all of which are made a part of this document;

•                  acknowledge receipt of a copy of the Plan;

•                  acknowledge that Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement, and fully understands all provisions of the Plan and this Award Agreement;

•                  agree to accept as binding, conclusive, and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and the Award Agreement; and

•                  agree to notify the Company upon any change in his or her residence address.

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EXHIBIT A

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT

1.                                      Grant of Restricted Stock Units.  The Company hereby grants to the individual (the “Participant”) named in the Notice of Restricted Stock Unit Grant of this Award Agreement (the “Notice of Grant”) under the Plan an Award of Restricted Stock Units, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference.  Subject to Section 21(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan shall prevail.

2.                                      Company’s Obligation to Deliver and Settle.  Each Restricted Stock Unit represents the right to receive a Share on the date it vests.  Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 3 or 4, Participant will have no right to settlement of any such Restricted Stock Units.  Prior to actual settlement of any vested Restricted Stock Units, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3.                                      Vesting Schedule.  Except as provided in Section 4, and subject to Section 5, the Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting schedule set forth in the Notice of Grant, subject to Participant continuing to be a Service Provider through each applicable vesting date.

4.                                      Settlement after Vesting.

(a)                                 General Rule.  Subject to Section 8, any Restricted Stock Units that vest will be settled to Participant (or in the event of Participant’s death, to his or her properly designated beneficiary or estate) in whole Shares.  Subject to the provisions of Section 4(b), such vested Restricted Stock Units shall be settled in whole Shares as soon as practicable after vesting, but in each such case within sixty (60) days following the vesting date.  In no event will Participant be permitted, directly or indirectly, to specify the taxable year of payment of any Restricted Stock Units payable under this Award Agreement.

(b)                                 Discretionary Acceleration.  The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan.  If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator.  If Participant is a U.S. taxpayer, the payment of Shares vesting pursuant to this Section 4(b) shall in all cases be paid at a time or in a manner that is exempt from, or complies with, Section 409A of the Code.  The prior sentence may be superseded in a future agreement or amendment to this Award Agreement only by direct and specific reference to such sentence.

5.                                      Forfeiture Upon Termination as a Service Provider.  Notwithstanding any contrary provision of this Award Agreement, if Participant ceases to be a Service Provider for any or no reason, the then-unvested Restricted Stock Units awarded by this Award Agreement will thereupon be forfeited at no cost to the Company and Participant will have no further rights thereunder.

6.                                      Death of Participant.  Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary (to the extent such designation is permitted by the Company and the Company has determined it to be valid under applicable law), or if no beneficiary has been validly designated or no beneficiary survives Participant, the administrator or executor of Participant’s estate.  Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7.                                      Change in Control.  In the event of a Change in Control, the Administrator will have full discretion, subject to any applicable regulatory approvals, to take whatever actions it deems necessary or appropriate with respect to unvested Restricted Stock Units, in accordance with Section 15 of the Plan.

8.                                      Tax Obligations.

(a)                                 Responsibility for Taxes.  Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”) or Parent or Subsidiary to which Participant is providing services (together, the Company, Employer and/or Parent or Subsidiary to which Participant is providing services, the “Service Recipient”), the ultimate liability for any income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (collectively, the “Tax Obligations”), is and remains Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient.  Further, if Participant is subject to Tax Obligations in more than one jurisdiction, Participant acknowledges that the Company and/or the Service Recipient (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction.  If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares or proceeds from the sale of Shares.

(b)                                 Tax Withholding and Default Sell-to-Cover Method of Tax Withholding.    Prior to any relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax Obligations. Subject to Section 8(c), the Tax Obligations which the Company determines must be withheld with respect to this Award (“Tax Withholding Obligation”) will be satisfied with consideration received under a formal, broker-assisted cashless program adopted by the Company in connection with the Plan pursuant to this authorization (the “Sell-to-Cover Method”).  In addition to Shares sold to satisfy the Tax Withholding Obligation, additional Shares will be sold to satisfy any associated broker or other fees.  Only whole Shares will be sold through the Sell-to-Cover Method to satisfy any Tax Withholding Obligation and any associated broker or other fees.  Any proceeds from the sale of Shares in excess of the Tax Withholding Obligation and any associated broker or other fees generated through the Sell-to-Cover Method will be paid to Participant in accordance with procedures

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the Company may specify from time to time.  By accepting this Award, Participant expressly consents to the sale of Shares to cover the Tax Withholding Obligation (and any associated broker or other fees) through the Sell-to-Cover Method.

(c)                                  Administrator Discretion.  Notwithstanding the foregoing Sections 8(a) and 8(b), if the Administrator determines it is in the best interests of the Company for Participant to satisfy Participant’s Tax Withholding Obligation by a method other than through the default Sell-to-Cover Method described in Section 8(b), it may permit or require Participant to satisfy Participant’s Tax Withholding Obligation, in whole or in part (without limitation), if permissible by Applicable Laws, with (i) cash in U.S. dollars, (ii) check designated in U.S. dollars, (iii) withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Service Recipient, (iv) withholding in Shares otherwise issuable upon vesting of the Restricted Stock Units or (v) any other method approved in the sole discretion of the Administrator.

Depending on the withholding method, the Company and/or the Service Recipient may withhold or account for the Tax Withholding Obligation by considering minimum statutory withholding rates or other withholding rates, including maximum applicable rates in Participant’s jurisdiction, in which case Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares.  If the Tax Withholding Obligation is satisfied by withholding in Shares, for tax purposes, Participant will be deemed to have been issued the full number of Shares subject to the Restricted Stock Units, notwithstanding that a number of Shares are held back solely for the purpose of satisfying the Tax Withholding Obligation.

9.                                      Rights as Stockholder.  Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account).  After such issuance, recordation, and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

10.                               Grant Is Not Transferable.  Except to the limited extent provided in Section 6, Section 14 of the Plan will govern the transferability of the Restricted Stock Units.

11.                               Nature of Grant.  In accepting the grant, Participant acknowledges, understands and agrees that:

(a)                                 the grant of Restricted Stock Units is exceptional, voluntary and occasional and does not create any contractual right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past;

(b)                                 all decisions with respect to future grants of Awards, if any, will be at the sole discretion of the Company;

(c)                                  Participant is voluntarily participating in the Plan;

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(d)                                 the future value of the Shares underlying the Restricted Stock Units is unknown, indeterminable and cannot be predicted with certainty;

(e)                                  for purposes of the Restricted Stock Units, Participant’s status as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Award Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Administrator, Participant’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any, unless Participant is providing bona fide services during such time); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Restricted Stock Units grant (including whether Participant may still be considered to be providing services while on a leave of absence and consistent with local law);

(f)                                   unless otherwise agreed with the Company, the Restricted Stock Units and Shares subject to the Restricted Stock Units, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Subsidiary; and

(g)                                  for Participants who reside outside the United States, the following additional provisions shall apply:

(i)                                     the Restricted Stock Units and any Shares acquired under the Plan are not intended to replace any pension rights or compensation;

(ii)                                  the Restricted Stock Units and any Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement, or welfare benefits or similar payments;

(iii)                               no claim or entitlement to compensation or damages shall arise from the forfeiture of the Restricted Stock Units resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of his or her employment or service agreement, if any); and

(iv)                              neither the Company, the Employer nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to Participant

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pursuant to the settlement of Restricted Stock Units or subsequent sale of Shares acquired upon settlement.

12.                               Tax Consequences and Acknowledgements.

(a)                                 Participant has reviewed with his or her own tax advisors the U.S. federal, state, local and non-U.S. tax consequences of this investment and the transactions contemplated by this Award Agreement.  With respect to such matters, Participant relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral.  Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Award Agreement.

(b)                                 Participant acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends or other distributions, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result.

13.                               Data Protection.

(a)                                 Data Processing. By participating in the Plan, Participant understands and acknowledges that it is necessary for the Company, Parent and any of their Subsidiaries or affiliates to collect, use, disclose, hold, transfer and otherwise process certain personal information about Participant as described in Section 28 of the Plan. This personal data (hereinafter “Data”) includes but is not limited to, Participant’s name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in Participant’s favor, which the Company receives from Participant or the Employer. This may include the international transfer of Participant’s Data to a jurisdiction that might have enacted data privacy laws that are less protective or otherwise different from those applicable in the Participant’s country of residence.

(b)                                 Necessary Disclosure of Data.  Participant understands that providing the Company with Data is necessary for performance of the Award Agreement and that Participant’s refusal to provide the Data would make it impossible for the Company to perform its contractual obligations and legitimate interests and may affect Participant’s ability to participate in the Plan.

(c)                                  Data Processing and Transfer Consent.  Notwithstanding the foregoing, if Participant is located in a jurisdiction for which the lawful bases for processing and transferring personal data described in the Plan are not recognized, then, to the extent applicable, Participant hereby unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her Data, as described above and in any other grant materials, by and among, as applicable, the Employer, the Company and any affiliate for the exclusive purpose of implementing,

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administering and managing Participant’s participation in the Plan. Participant understands that he or she may, at any time, refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her human resources representative.  If Participant does not consent or later seeks to revoke his or her consent, Participant’s employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant Restricted Stock Units or other Awards to Participant under the Plan or administer or maintain such Awards.  Therefore, Participant understands that refusing or withdrawing consent may affect his or her ability to participate in the Plan.  For more information on the consequences of refusal to consent or withdrawal of consent, Participant should contact his or her local human resources representative.

14.                               No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares.  Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

15.                               Address for Notices.  Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at CrowdStrike Holdings, Inc., 150 Mathilda Place, Suite 300, Sunnyvale, CA 94086 United States or at such other address as the Company may hereafter designate in writing.

16.                               Language.  Participant acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow Participant to understand the terms and conditions of the Award Agreement. If Participant has received the Award Agreement or any other document related to the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

17.                               Successors and Assigns.  The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Award Agreement shall be binding upon and inure to the benefit of any assignee or successor of the Company.  Subject to the restrictions on transfer set forth herein and in the Plan, this Award Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.  The rights and obligations of Participant under this Award Agreement may only be assigned with the prior written consent of the Company.

18.                               Interpretation.  The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested).  The Administrator’s decisions, determinations and interpretations will be final and binding on Participant and any other holders of the Restricted Stock Units or other interested persons.  Neither the Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Award Agreement.

19.                               Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

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20.                               Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

21.                               Imposition of Other Requirements.  The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

22.                               Insider Trading Restrictions/Market Abuse Laws. Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions including, but not limited to the United States and Participant’s country, the broker’s country or the country in which the Shares are listed (if different), which may affect his or her ability to accept, acquire, sell or otherwise dispose of Shares or rights to Shares or rights linked to the value of Shares during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in applicable jurisdictions).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions and Participant should consult his or her personal legal advisor on this matter.

23.                               Foreign Asset/Account, Exchange Control and Tax Requirements.  Participant acknowledges that, depending on his or her country, there may be certain foreign asset and/or account reporting requirements or exchange control restrictions which may affect Participant’s ability to acquire or hold Shares or cash received from participating in the Plan (including proceeds from the sale of Shares and dividends paid on Shares) in, to and/or from a brokerage or bank account or legal entity outside Participant’s country.  Participant may be required to report such accounts, assets or related transactions to the tax or other authorities in his or her country.  Participant also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to Participant’s country through a designated bank or broker and/or within a certain time after receipt.  Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult his or her personal legal and tax advisors on this matter.

24.                               Amendment, Suspension or Termination of the Plan.  By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read, and understood a description of the Plan.  Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

25.                               Modifications to the Award Agreement.  Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein.  Subject to Sections 15 and 21 of the Plan, modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.  Notwithstanding anything to the contrary in the Plan or this Award

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Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection with this Award of Restricted Stock Units.

26.                               No Waiver.  Either party’s failure to enforce any provision or provisions of this Award Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Award Agreement.  The rights granted to both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

27.                               Governing Law and Venue.  This Award Agreement and the Restricted Stock Units will be governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.  For purposes of litigating any dispute that arises under these Restricted Stock Units or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation will be conducted in any United States federal court located in the State of Delaware or any other state court in the State of Delaware, and no other courts.

28.                               Waiver of Jury Trial.  Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Award Agreement or the transactions contemplated hereby.

29.                               Entire Agreement.  The Plan is incorporated herein by reference.  The Plan and this Award Agreement (including the appendices and exhibits referenced herein) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant.

30.                               Country Addendum.  Notwithstanding any provisions in this Award Agreement, the Restricted Stock Unit grant shall be subject to any special terms and conditions set forth in the appendix to this Award Agreement for any country whose laws are applicable to Participant and this Award of Restricted Stock Units (as determined by the Administrator in its sole discretion) (the “Country Addendum”).  Moreover, if Participant relocates to one of the countries included in the Country Addendum, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal, tax or administrative reasons.  The Country Addendum constitutes part of this Award Agreement.

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CROWDSTRIKE HOLDINGS, INC.

2019 EQUITY INCENTIVE PLAN

GLOBAL RESTRICTED STOCK UNIT AGREEMENT

COUNTRY ADDENDUM

TERMS AND CONDITIONS

This Country Addendum includes additional terms and conditions that govern the Award of Restricted Stock Units granted to Participant under the Plan if Participant works in one of the countries listed below.  If Participant is a citizen or resident of a country (or is considered as such for local law purposes) other than the one in which he or she is currently working or if Participant relocates to another country after receiving the Award of Restricted Stock Units, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to Participant.

Certain capitalized terms used but not defined in this Country Addendum shall have the meanings set forth in the Plan, and/or the Global Restricted Stock Unit Agreement to which this Country Addendum is attached.

NOTIFICATIONS

This Country Addendum also includes notifications relating to exchange control and other issues of which Participant should be aware with respect to his or her participation in the Plan.  The information is based on the exchange control, securities and other laws in effect in the countries listed in this Country Addendum, as of April 2019.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that Participant not rely on the notifications herein as the only source of information relating to the consequences of his or her participation in the Plan because the information may be outdated when Participant vests in the Restricted Stock Units and acquires Shares, or when Participant subsequently sell Shares acquired under the Plan.

In addition, the notifications are general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result.  Accordingly, Participant should seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation.

Finally, if Participant is a citizen or resident of a country other than the one in which Participant is currently working (or is considered as such for local law purposes) or if Participant moves to another country after receiving the Award of Restricted Stock Units, the information contained herein may not be applicable to Participant.

AUSTRALIA

Notifications

Tax Information.  The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to the conditions in the Act).

Securities Law Information.  There are legal consequences associated with participating in the Plan.  Participant should ensure that Participant understands these consequences before participating in the Plan. Any information given by or on behalf of the Company is general information only. Participant should obtain his or her own financial product advice from an independent person who is licensed by the Australian Securities and Investments Commission (“ASIC”) to give advice about participating in the Plan.

The grant of Restricted Stock Units under the terms of the Plan and the Award Agreement does not require disclosure under Corporations Act 2001 (Cth) (the “Corporations Act”).  No document provided to Participant in connection with his or her participation in the Plan (including the Award Agreement and this Country Addendum):

•                                          is a prospectus for purposes of the Corporations Act; or

•                                          has been filed or reviewed by a regulatory in Australia (including ASIC).

Participant should not rely on any oral statements made in connection with his or her participation in the Plan. Participant should rely only upon the statements contained in the Award Agreement, including this Country Addendum, when considering whether to participate in the Plan.

In the event that Shares are issued to Participant under the Plan, the value of any Shares will be affected by the Australian / United States Dollar exchange rate, in addition to fluctuations in values caused by the fortunes of the Company.

If Participants offers any Shares for sale to any person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law.  Participant should consult with his or her personal legal advisor prior to making any such offer to ensure compliance with the applicable requirements.

CANADA

Terms and Conditions

Payment.  The following provision supplements Section 2 and 4 of the Award Agreement:

Notwithstanding any discretion contained in the Plan and the Award Agreement, the Restricted Stock Units will not be settled in cash or a combination of cash and Shares. The Restricted Stock Units will be settled only in Shares.

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Nature of Grant.  The following provision replaces Section 11(e) of the Award Agreement:

For purposes of the Restricted Stock Units, Participant’s status as a Service Provider will be considered terminated as of the date that is the earlier of (i) the date of Participant’s termination, (ii) the date Participant receives notice of termination, or (iii) the date Participant is no longer actively providing services and will not be extended by any notice period (e.g., active service would not include any contractual notice period or any period of “garden leave” or similar period mandated under Canadian laws or the terms of Participant’s employment or service agreement, if any), regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or providing services or the terms of his or her employment or service agreement, if any; unless otherwise expressly provided in this Award Agreement or determined by the Company, Participant’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate as of such date; in the event that the date the Participant is no longer actively providing services cannot be reasonably determined under the terms of this Award Agreement and the Plan, the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of his or her Restricted Stock Unit Award (including whether Participant may still be considered to be providing services while on a leave of absence).

The following provisions apply to residents of Quebec:

Language Consent.  The parties acknowledge that it is their express wish that the Award Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement à la Langue Utilisée. Les parties reconnaissent avoir expressément souhaité que la convention, ainsi que tous les documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

Data Privacy.  The following provision supplements Section 13 of the Award Agreement:

Participant authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved with the administration of the Plan.  Participant further authorizes the Company, any Parent or Subsidiary of the Company, the Employer, the Stock Plan Administrator or any other stock plan service provider as may be selected by the Company from time to time to assist with the Plan, to disclose and discuss the Plan with their advisors.  Participant also authorizes the Company and the Service Recipient to record such information and to keep such information in Participant’s employee file.

Notifications

Securities Law Information.  The sale of Shares acquired under the Plan may not take place in Canada.

Foreign Asset and Account Reporting Information.  Canadian residents are required to report their foreign specified property (e.g., Shares) on form T1135 (Foreign Income Verification Statement) if the total cost of the foreign specified property exceeds C$100,000 at any time in the year.  The Restricted Stock Units must be reported—generally at a nil cost—if the C$100,000 threshold is exceeded because of other foreign specific property held by Participant. The Shares acquired under

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the Plan must be reported and their cost generally is the adjusted cost base (“ACB”) of the Shares.  The ACB ordinarily would equal the fair market value of the Shares at the time of acquisition, but if such Canadian resident owns other Shares, this ACB may have to be averaged with the ACB of the other shares.  The form T1135 generally must be filed by April 30 of the following year.  Canadian residents should consult with a personal advisor to ensure compliance with the applicable reporting requirements.

FINLAND

There are no country-specific provisions.

FRANCE

Terms and Conditions

Language Consent.  By accepting the Restricted Stock Units, Participant confirms having read and understood the Plan and Award Agreement, including all terms and conditions included therein, which were provided in the English language.  Participant accepts the terms of those documents accordingly.

Consentement à la Langue Utilisée. En acceptant l’ attribution, le Participant confirme avoir lu et compris le Plan et le Contrat y relatifs, inclutant tous leurs termes et conditions, qui ont été transmis en langue anglaise.  Le Participant accepte les termes de ces documents en conséquence.

Notifications

Non-Tax-Qualified Restricted Stock Units.  The Restricted Stock Units granted under the Award Agreement are not intended to be French tax-qualified Restricted Stock Units.

Foreign Asset and Account Reporting Information.  French residents are required to report all foreign accounts (whether open, current or closed) to the French tax authorities when filing their annual tax returns.  Participant should consult his or her personal tax advisor to ensure compliance with applicable reporting obligations.

GERMANY

Notifications

Exchange Control Information.  German residents must report cross-border payments in excess of €12,500 on a monthly basis to the German Federal Bank (Bundesbank).  In case of payments in connection with securities (including proceeds realized upon the sale of Shares), the report must be filed electronically by the fifth (5th) day of the month following the month in which the payment was received.  The form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English.

Foreign Asset and Account Reporting Information.  German residents holding Shares must notify their local tax office of the acquisition of Shares when they file their tax returns for the relevant year if the aggregate value of all Shares acquired exceeds €150,000, or in the unlikely event that the resident holds Shares exceeding 10% of the Company’s total Common Stock.

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INDIA

Notifications

Exchange Control Information.  Indian residents are required to repatriate any funds realized under the Plan to India within prescribed periods (e.g., within ninety (90) days of the receipt of proceeds from the sale of Shares, or such other period as may apply under applicable exchange control laws as may be amended from time to time).  Participant should maintain any foreign inward remittance certificate (received from the bank where the foreign currency is deposited) in the event that the Reserve Bank of India or the Employer requests proof of repatriation.

Foreign Asset and Account Reporting Information.  Foreign bank accounts and any foreign financial assets (including Shares held outside India) must be declared by Indian residents in their annual tax return.  Participant is responsible for complying with this reporting obligation to the extent it applies to Participant and should confer with Participant’s personal legal advisor in this regard.

IRELAND

Notifications

Director Notification Requirement.  If Participant is a director, shadow director or secretary of an Irish Subsidiary and has a 1% or more shareholding interest in the Company, he or she must notify the Irish Subsidiary in writing upon receiving or disposing of an interest in the Company (e.g., Restricted Stock Units, Shares) or upon becoming aware of the event giving rise to the notification requirement, or upon becoming a director, shadow director or secretary if such an interest exists at that time.  This notification requirement also applies with respect to the interests of a spouse or minor child (whose interests will be attributed to the director, shadow director or secretary).

ISRAEL

Terms and Conditions

Settlement.  The following provision supplements Section 2 and 4 of the Award Agreement:

At the discretion of the Company, Participant may be subject to an immediate forced sale restriction, pursuant to which all Shares acquired at vesting will be immediately sold and Participant will receive the sale proceeds less Tax Obligations and applicable broker fees and commissions. In this case, Participant will not be entitled to hold any Shares issued at vesting of the Restricted Stock Units.

Notifications

Securities Law Information.  An exemption from the requirement to file a prospectus with respect to the Plan has been granted to the Company by the Israeli Securities Authority.  Copies of the Plan and Form S-8 registration statement for the Plan filed with the U.S. Securities and Exchange Commission are available free of charge upon request from Participant’s local human resources department.

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ITALY

Terms and Conditions

Plan Document Acknowledgment.  By accepting the Restricted Stock Units, Participant acknowledges that he or she has received a copy of the Plan, the Award Agreement and this Country Addendum and has reviewed the Plan, the Award Agreement and this Country Addendum in their entirety and fully accepts all provisions thereof.  Participant further acknowledges that he or she has read and specifically and expressly approves the following provisions of the Award Agreement:  (i) Tax Obligations; (ii) Grant is Not Transferable; (iii) Nature of Grant; (iv) Data Privacy; (v) Language; (vi) Imposition of Other Requirements; (vii) Governing Law and Venue;  and (viii) Entire Agreement.

Notifications

Foreign Asset and Account Reporting Information.  Italian residents who, at any time during the fiscal year, hold foreign financial assets (e.g., cash, Shares or Restricted Stock Units) which may generate income taxable in Italy are required to report such assets on their annual tax returns or on a special form if no tax return is due.  The same reporting duties apply to Italian residents who are beneficial owners of the foreign financial assets pursuant to Italian money laundering provisions, even if they do not directly hold the foreign asset abroad.  Participant should consult his or her personal legal advisor to ensure compliance with applicable reporting requirements.

Foreign Asset Tax Information.  The value of financial assets held outside of Italy (including Shares acquired under the Plan) by Italian residents is subject to a foreign asset tax. The taxable amount will be the fair market value of the financial assets assessed at the end of the calendar year.

JAPAN

Notifications

Foreign Asset and Account Reporting Information.  Details of any assets held outside Japan on an annual basis as of December 31 (including Shares acquired under the Plan) must be reported to the tax authorities, to the extent such assets have a total net fair market value exceeding ¥50,000,000.  Such report is due by March 15 each year.  Participant should consult with his or her personal tax advisor to determine if the reporting obligation applies to Participant and whether Participant will be required to include details of Participant’s outstanding Restricted Stock Units, as well as Shares, in the report.

MALAYSIA

Notifications

Director Notification Obligation.  If Participant is a director of a Malaysian Subsidiary, Participant is subject to certain notification requirements under the Malaysian Companies Act.  Among these requirements is an obligation to notify the Malaysian Parent or Subsidiary in writing when Participant receives or disposes of an interest (e.g., Restricted Stock Units or Shares) in the Company or any related company.  Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.

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NETHERLANDS

There are no country-specific provisions.

NEW ZEALAND

Notifications

Securities Law Information.  Warning: Participant is being offered Restricted Stock Units, which, upon vesting and settlement, allows him or her to acquire Shares in accordance with the terms of the Plan and the Award Agreement. The Shares, if acquired, give Participant a stake in the ownership of the Company. Participant may receive a return if dividends are paid.

If the Company runs into financial difficulties and is wound up, Participant will be paid only after all creditors have been paid. New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors make an informed decision.

The usual rules do not apply to this offer because it is a small offer. As a result, Participant may not be given all the information usually required. Participant will also have fewer legal protections for this investment.

Participant should ask questions, read all documents carefully and seek independent financial advice before making any decisions with respect to the Plan.

ROMANIA

Terms and Conditions

Language Consent.  By accepting the grant of Restricted Stock Units, Participant acknowledges that he or she is proficient in reading and understanding English and fully understands the terms of the documents related to the grant (the Award Agreement and the Plan), which were provided in the English language.  Participant accepts the terms of those documents accordingly.

Consimtamant cu Privire la Limba. Prin acceptarea acordarii de Restricted Stock Unit-uri, Participantul confirma ca acesta sau aceasta are un nivel adecvat de cunoastere in ce priveste cititirea si intelegerea limbii engleze, a citit si confirma ca a inteles pe deplin termenii documentelor referitoare la acordare (Acordul si Planul), care au fost furnizate in limba engleza.  Participantul accepta termenii acestor documente in consecinta.

Notifications

Exchange Control Information.  If Participant deposits the proceeds from the sale of Shares acquired under the Plan in a bank account in Romania, Participant may be required to provide the Romanian bank with appropriate documentation explaining the source of the funds.  Participant should consult with his or her personal legal advisor to ensure compliance with applicable requirements.

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SINGAPORE

Terms and Conditions

Restriction on Sale and Transferability.  Participant hereby agrees that any Shares acquired under the Plan will not be offered for sale in Singapore prior to the six-month anniversary of the Date of Grant, unless such sale or offer is made pursuant to one or more exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Chapter 289, 2006 Ed.).

Notifications

Securities Law Information.  The grant of Restricted Stock Units under the Plan is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA, on which basis it is exempt from the prospectus and registration requirements and is not made with a view to the underlying Shares being subsequently offered for sale to any other party.  The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.

Chief Executive Officer and Director Notification Requirement.  If Participant is the Chief Executive Officer (“CEO”) or a director (including an alternate, substitute or shadow director) of a Singapore Subsidiary, Participant must notify the Singapore Subsidiary in writing of an interest (e.g., Restricted Stock Units, Shares, etc.) in the Company or any Subsidiary within two business days of (i) acquiring or disposing of such interest, (ii) any change in a previously disclosed interest (e.g., sale of Shares), or (iii) becoming the CEO or a director.

SPAIN

Terms and Conditions

Nature of Grant.  The following provision supplements Section 11 of the Award Agreement:

By accepting the Restricted Stock Units, Participant consents to participation in the Plan and acknowledges that he or she has received a copy of the Plan. Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant Restricted Stock Units under the Plan to individuals who may be employees of the Company or of a Parent or Subsidiary throughout the world. This decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or any Parent or Subsidiary other than as expressly set forth in the Award Agreement. Consequently, Participant understands that the Restricted Stock Units are granted on the assumption and condition that the Restricted Stock Units and any Shares acquired under the Plan are not part of any employment or service contract (either with the Company or with any Parent or Subsidiary) and shall not be considered a mandatory benefit or salary for any purpose (including severance compensation) or any other right whatsoever.   Further, Participant understands and agrees that, unless otherwise expressly provided for by the Company or set forth in the Plan or the Award Agreement, the Restricted Stock Units will be cancelled without entitlement to any Shares underlying the Restricted Stock Units if Participant’s status as a Service Provider is terminated for any reason, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), material modification of the terms of employment under

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Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, or under Article 10.3 of Royal Decree 1382/1985.

In addition, Participant understands that this grant would not be made to Participant but for the assumptions and conditions referred to above; thus, Participant acknowledges and freely accepts that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of, or right to, the Restricted Stock Units shall be null and void.

Notifications

Securities Law Information.  The grant of Restricted Stock Units described in the Award Agreement does not qualify under Spanish regulations as a security. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of the Restricted Stock Units. The Award Agreement has not been, nor will it be, registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering or prospectus.

Exchange Control Information.  Participant must declare the acquisition, ownership and disposition of Shares to the Dirección General de Comercio e Inversiones of the Ministry of Economy and Competitiveness (the “DGCI”) on  a Form D-6.  Generally, the declaration must be made in January for Shares owned as of December 31 of the prior year and/or Shares acquired or disposed of during the prior year;  however, if the value of the Shares acquired or disposed of or the amount of the sale proceeds exceeds €1,502,530 (or if Participant holds 10% or more of the share capital of the Company), the declaration must be filed within one month of the acquisition or disposition, as applicable.

In addition, Participant may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including Shares acquired under the Plan), and any transactions with non-Spanish residents (including any payments of Shares made pursuant to the Plan), depending on the balances in such accounts together with the value of such instruments as of December 31 of the relevant year, or the volume of transactions with non-Spanish residents during the relevant year.

Foreign Asset and Account Reporting Information.  To the extent that Participant holds rights or assets (e.g., cash or Shares held in a bank or brokerage account) outside of Spain with a value in excess of €50,000 per type of right or asset as of December 31 each year (or at any time during the year in which Participant sells or disposes of such rights or assets), Participant is required to report information on such rights and assets on his or her tax return for such year.  After such rights or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously reported rights or assets increases by more than €20,000.  Participant should consult with his or her personal tax advisor to ensure compliance with applicable reporting requirements.

SWEDEN

There are no country-specific provisions.

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TAIWAN

Notifications

Securities Law Information.  The offer of participation in the Plan is available only for Service Providers of the Company and any Parent or Subsidiary.  The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.

Exchange Control Information.  The acquisition or conversion of foreign currency and the remittance of such amounts (including proceeds from the sale of Shares) to Taiwan may trigger certain annual or periodic exchange control reporting.  If the transaction amount is TWD500,000 or more in a single transaction, Participant may be required to submit a Foreign Exchange Transaction Form and provide supporting documentation to the satisfaction of the remitting bank.  Participant should consult his or her personal legal advisor to ensure compliance with applicable exchange control laws in Taiwan.

UNITED ARAB EMIRATES

Notifications

Securities Law Information.  The offer of Restricted Stock Units is available only for select employees of the Company and its Subsidiaries and is in the nature of providing employee incentives in the United Arab Emirates.  The Plan and the Award Agreement are intended for distribution only to such employees and must not be delivered to, or relied on by any other person. Prospective purchasers of securities should conduct their own due diligence.

The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with this statement, including the Plan and the Award Agreement, or any other incidental communication materials distributions in connection with the Restricted Stock Units.  Further, neither the Ministry of Economy nor the Dubai Department of Economic Development has approved this statement nor taken steps to verify the information set out in it, and has no responsibility for it.  Residents of the United Arab Emirates who have questions regarding the contents of the Plan and the Award Agreement should obtain independent professional advice.

UNITED KINGDOM

Terms and Conditions

Payment.  The following provision supplements Section 2 and 4 of the Award Agreement:

Notwithstanding any discretion contained in the Plan or the Award Agreement, the Restricted Stock Units will not be settled in cash or a combination of cash and Shares. The Restricted Stock Units will be settled only in Shares.

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Responsibility for Taxes.  The following provision supplements Section 8 of the Award Agreement:

Without limitation to this Section 8, Participant hereby agrees that he or she is liable for any Tax Obligation related to his or her participation in the Plan and hereby covenants to pay such Tax Obligation, as and when requested by the Company or (if different) the Service Recipient or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority).  Participant also hereby agrees to indemnify and keep indemnified the Company and (if different) the Service Recipient against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Participant’s behalf.

Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), Participant understands that the foregoing provision will not apply. Instead, any Tax Obligation not collected or paid may constitute a benefit to Participant on which additional income tax and National Insurance Contributions (“NICs”) may be payable. Participant understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Service Recipient (as appropriate) the amount of any employee NICs due on this additional benefit, which can be recovered by any means set out in the Award Agreement.

National Insurance Contribution Joint Election.  If Participant is a tax resident in the United Kingdom, the grant of the Restricted Stock Units is conditional upon Participant’s agreement to accept liability for any secondary Class 1 national insurance contributions, which may be payable by the Employer in connection with any event giving rise to tax liability in relation to the Restricted Stock Units (“Employer NICs”).  The Employer NICs may be collected by the Company or the Employer using any of the methods described in the Award Agreement.  Without prejudice to the foregoing, Participant agrees to execute a joint election with the Company or the Employer (a “NICs Joint Election”), the form of such NICs Joint Election being formally approved by HMRC, and any other consent or elections required to accomplish the transfer of the Employer NICs to Participant.  The NICs Joint Election (attached as Exhibit B) must be printed, signed and returned in hard copy in accordance with the instructions provided at the end of the cover page under “Important Note on the Election to Transfer Employer NICs.”  Participant further agrees to execute such other elections as may be required by any successor to the Company and/or the Employer for the purpose of continuing the effectiveness of Participant’s NICs Joint Election.  If Participant does not complete the Joint Election prior to the Restricted Stock Units vesting, or if approval of the NICs Joint Election is withdrawn by HMRC and a new NICs Joint Election is not entered into, Participant’s Restricted Stock Units shall become null and void and may not be settled, without any liability to the Company or its Subsidiaries.  Participant must enter into the NICs Joint Election attached to the Award Agreement as Exhibit B concurrent with the execution of the Award Agreement or at such subsequent time as may be designated by the Company.

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EXHIBIT B

NICs JOINT ELECTION FOR U.K. PARTICIPANTS

Important Note on the Election to Transfer Employer NICs

If you are liable for National Insurance contributions (“NICs”) in the UK in connection with your participation in the CrowdStrike Holdings, Inc. 2019 Stock Incentive Plan, you are required to enter into an Election to transfer to you any liability for employer’s NICs that may arise in connection with your participation in the Plan.

By entering into the Election:

•                  you agree that any employer’s NICs liability that may arise in connection with your participation in the Plan will be transferred to you;

•                  you authorise your employer to recover an amount sufficient to cover this liability by such methods including, but not limited to, deductions from your salary or other payments due or the sale of sufficient shares acquired pursuant to your awards; and

•                  you acknowledge that the Company or your employer may require you to sign a paper copy of this Election (or a substantially similar form) if the Company determines such is necessary to give effect to the Election.

Please read the Election carefully.

Important Instructions:  Please print and sign the Election and return the signed Election to the Company within ninety (90) days of the Date of Grant. Instructions with respect to how to return the signed Election to the Company are provided in Section 15 of the Award Agreement “Address for Notices.”  Alternatively, it may be possible to return a scanned copy of the signed Election to the Company via email. For more information on this alternative, please contact the Company or the Employer.

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CROWDSTRIKE HOLDINGS, INC.

2019 STOCK INCENTIVE PLAN

Election to Transfer the Employer’s National Insurance Liability to the Employee

This Election is between:

A.                                    The individual who has obtained authorised access to this Election and whose name must be inserted in the “Acceptance by the Employee” section below (the “Employee”), and

B.                                    CrowdStrike Holdings, Inc., 150 Mathilda Place, Suite 300, Sunnyvale, California 94086, United States of America (the “Company”), which may grant restricted stock units (“Awards”) under the CrowdStrike Holdings, Inc. 2019 Equity Incentive Plan (the “Plan”) and is entering into this Election on behalf of one of the employer companies listed in the attached schedule (the “Employer”).

1.                                      Introduction

1.1                               This Election relates to all Awards granted to the Employee under the Plan from the date it is entered up to the termination date of the Plan.

1.2                               In this Election, the following words and phrases have the following meanings:

(a)                                 “Chargeable Event” means, any event giving rise to Relevant Employment Income.

(b)                                 “ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.

(c)                                  “Relevant Employment Income” from Awards on which employer’s National Insurance Contributions become due is defined as:

(i)                                     an amount that counts as employment income of the earner under section 426 ITEPA (restricted securities: charge on certain post-acquisition events);

(ii)                                  an amount that counts as employment income of the earner under section 438 of ITEPA (convertible securities: charge on certain post-acquisition events); or

(iii)                               any gain that is treated as remuneration derived from the earner’s employment by virtue of section 4(4)(a) SSCBA, including without limitation:

(A)                               the acquisition of securities pursuant to Awards (within section 477(3)(a) of ITEPA);

(B)                               the assignment or release of the Awards in return for consideration (within section 477(3)(b) of ITEPA);

(C)                               the receipt of a benefit in connection with the Awards other than a benefit within (A) or (B) above (within section 477(3)(c) of ITEPA).

(d)                                 “SSCBA” means the Social Security Contributions and Benefits Act 1992.

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1.3                               This Election relates to the employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise in respect of Relevant Employment Income in respect of the Awards pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.

1.4                               This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

1.5                               This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).

2.                                      The Election

The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability that arises on any Relevant Employment Income is hereby transferred to the Employee.  The Employee understands that, by electronically accepting the Award or by separately signing or electronically accepting this Election, as applicable, he or she will become personally liable for the Employer’s Liability covered by this Election.  This Election is made in accordance with paragraph 3B(1) of Schedule 1 to the SSCBA.

3.                                      Payment of the Employer’s Liability

3.1                               The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability in respect of any Relevant Employment Income from the Employee at any time after the Chargeable Event:

(i)                                     by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Chargeable Event; and/or

(ii)                                  directly from the Employee by payment in cash or cleared funds; and/or

(iii)                               by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the Awards; and/or

(iv)                              by any other means specified in the applicable award agreement.

3.2                               The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities to the Employee in respect of the Awards until full payment of the Employer’s Liability is received.

3.3                               The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HM Revenue & Customs on behalf of the Employee within 14 days after the end of the UK tax month during which the Chargeable Event occurs (or within 17 days after the end of the UK tax month during which the Chargeable Event occurs, if payments are made electronically).

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4.                                      Duration of Election

4.1                               The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

4.2                               Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and relevant award agreement.  This Election will continue in effect in respect of any awards which replace the Awards in circumstances where section 483 of ITEPA applies.

4.3                               This Election will continue in effect until the earliest of the following:

(i)                                     the Employee and the Company agree in writing that it should cease to have effect;

(ii)                                  on the date the Company serves written notice on the Employee terminating its effect;

(iii)                               on the date HM Revenue & Customs withdraws approval of this Election; or

(iv)                              after due payment of the Employer’s Liability in respect of the entirety of the Awards to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.

4.4                               This Election will continue in force regardless of whether the Employee ceases to be an employee of the Employer

Acceptance by the Employee

The Employee acknowledges that, by electronically accepting the Award or by separately signing or electronically accepting this Election, as applicable, the Employee agrees to be bound by the terms of this Election.

Name

Signature

Date

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Acceptance by the Company

The Company acknowledges that, by signing this Election or arranging for the scanned signature of an authorised representative to appear on this Election, the Company agrees to be bound by the terms of this Election.

Signature for and on behalf of the Company

Position

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SCHEDULE OF EMPLOYER COMPANIES

The following are employer companies to which this Election may apply:

Name of Company:	CrowdStrike UK Ltd. (“CSUK”)
Registered Office:	6th Floor One London Wall, London, United Kingdom EC2Y 5EB
Company Registration Number:	09625468
Corporation Tax District:	623
Corporation Tax Reference:	9437612637
PAYE Reference:	475PP00826711

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